As filed with the Securities and Exchange Commission on September 17, 2007

Registration No. 33-88304

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

Firstwave Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-1588291 (I.R.S. Employer Identification Number)

7000 Central Parkway NE
Suite 330
Atlanta, GA 30328
(Address of Principal Executive Offices, Including Zip Code)
______________________________

Brock Control Systems, Inc. Employee Stock Purchase Plan
(Full title of the Plans)
______________________________

Richard T. Brock
Chief Executive Officer
Firstwave Technologies, Inc.
7000 Central Parkway NE
Suite 330
Atlanta, GA 30328
(678) 672-3100
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Ward S. Bondurant, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
(404) 233-7000

________________

EXPLANATORY STATEMENT

Firstwave Technologies, Inc., formerly known as Brock Control Systems, Inc. (the “Company”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Post-Effective Amendment”) to withdraw and remove from registration the unissued and unsold securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 9, 1995 (Registration No. 33-88304) (the “Registration Statement”). The Registration Statement registered 50,000 shares of the Company’s common stock, no par value to be issued, offered and sold pursuant to the Brock Control Systems, Inc. Employee Stock Purchase Plan.

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment to deregister all of the securities registered under the Registration Statement that remain unsold as of the date hereof. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 17th day of September, 2007.

FIRSTWAVE TECHNOLOGIES, INC.

By:	/s/ Richard T. Brock
Richard T. Brock
Chief Executive Officer